EXHIBIT 4.10

CONSENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This CONSENT (this "Agreement") is entered into as of September 23, 2014, by and among NAPCO SECURITY TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), the Guarantors signatory hereto (together with Borrower, each a "Loan Party" and collectively, "Loan Parties"), the financial institution(s) listed on the signature pages hereof (each a "Lender" and collectively, "Lenders") and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the "Agent").

BACKGROUND

Loan Parties, Agent and Lenders are parties to a Third Amended and Restated Credit Agreement dated as of June 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

WHEREAS, Loan Parties have requested that Agent and the Lenders consent to a modification to the Credit Agreement as hereinafter set forth, and Agent and Required Lenders are willing to do so on the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

2. Consent. Notwithstanding anything to the contrary contained in the Credit Agreement, Agent and Lenders hereby consent (subject to the satisfaction of the conditions precedent set forth in Section 3 below) to the following actions (collectively, the "Transactions"): the purchase by Borrower of up to 1,000,000 shares of Common Stock of Borrower (the "Stock Buyback"), which Stock Buyback may be made in any number of transactions (each a "Stock Buyback Transaction"), so long as, (i) the aggregate purchase price relating to the Stock Buyback does not exceed $5,500,000 and (ii) at the time of any such Stock Buyback Transaction and immediately after giving effect thereto (x) no Default or Event of Default exists and (y) the Borrower is in pro forma compliance with the financial covenants set forth in Section 8.1 of the Loan Agreement.

3. Conditions of Effectiveness. This Agreement shall become effective upon satisfaction of the following conditions precedent: Agent shall have received a copy of this Agreement executed by Borrower, Guarantors, Agent and Required Lenders.

4. Representations and Warranties. Each Loan Party hereby represents and warrants as follows:

(a) The Transactions have been properly authorized and approved by the

Board of Directors of Borrower.

(b) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Agreement.

5. Effect on the Credit Agreement.

(a) Upon the effectiveness of this Agreement, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as modified hereby. This Agreement shall be a Loan Document for all purposes under the Credit Agreement.

(b) Except as specifically modified herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith as in effect immediately prior to the effectiveness of this Agreement, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or Lender, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6. Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State ofNew York.

7. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

8. Counterparts; Facsimile. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

[Signature Page Follows This Page]

2

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

NAPCO SECURITY TECHNOLOGIES, INC., as the Borrower
By:	/s/ KEVIN S BUCHEL
Name:	Kevin S Buchel
Title:	SVP

ALARM LOCK SYSTEMS, INC., as a loan party
By:	/s/ KEVIN S BUCHEL
Name:	Kevin S Buchel
Title:	VP

CONTINENTAL INSTRUMENTS LLC., as a loan party
By:	/s/ KEVIN S BUCHEL
Name:	Kevin S Buchel
Title:	Manager

MARKS USA I, LLC., as a loan party
By:	/s/ KEVIN S BUCHEL
Name:	Kevin S Buchel
Title:	Manager

VIDEO ALERT, LLC., as a loan party
By:	/s/ KEVIN S BUCHEL
Name:	Kevin S Buchel
Title:	Manager

HSBC BANK USA, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender
By:	/s/ MATTHEW CIPOLETTI
Name:	Matthew Cipoletti
Title:	AVP Portfolio Manager

[SIGNATURE PAGE TO CONSENT]